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                                                                    EXHIBIT 99.1
                        CERTIFICATION OF CEO PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10K of Information Resources, Inc. (the "Company") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph
P. Durrett, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C.sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

       /s/ JOSEPH P. DURRETT
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          Joseph P. Durrett
       Chief Executive Officer

March 27, 2003

     This certification accompanies the Report pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of sec. 18 of the Securities Exchange Act of 1934, as amended.